SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 20, 2005

                   Universal Stainless & Alloy Products, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

        Delaware                       000-25032                25-1724540
----------------------------         --------------       ----------------------
(State or other jurisdiction         (Commission          (IRS Employer
of incorporation)                    File Number)         Identification No.)


      600 Mayer Street, Bridgeville, Pennsylvania                  15017
     --------------------------------------------------------- -------------
               (Address of principal executive offices)         (Zip code)

       Registrant's telephone number, including area code: (412) 257-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

/   /     Written  communications  pursuant to Rule 425 under the Securities Act
          (17 CFR 230.425)

/   /     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
          CFR 240.14a-12)

/   /     Pre-commencement  communications  pursuant to Rule 14d-2(b)  under the
          Exchange Act (17 CFR 240.14d-2(b))

/   /     Pre-commencement  communications  pursuant to Rule 13e-4(c)  under the
          Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.        Results of Operations and Financial Condition.

              On October 20, 2005, Universal Stainless and Alloy Products, Inc. issued a press release regarding its earnings for the third quarter ended September 30, 2005. A copy of the press release is attached hereto.

              The information in this Current Report on Form 8-K, including the attached press release, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.


                                      By: /s/ Richard M. Ubinger
                                      ------------------------------------------
                                      Vice President of Finance,
                                      Chief Financial Officer and Treasurer

Dated:  October 20, 2005

                       [GRAPHIC OMITTED][GRAPHIC OMITTED]
                   UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.
               600 Mayer Street o Bridgeville, Pennsylvania 15017

                                 CONTACTS: Richard M. Ubinger
                                           Vice President of Finance,
                                           Chief Financial Officer and Treasurer
                                           (412) 257-7606
FOR IMMEDIATE RELEASE
---------------------
                                            Comm-Partners LLC
                                            June Filingeri
                                            (203) 972-0186


          UNIVERSAL STAINLESS REPORTS STRONG 2005 THIRD QUARTER RESULTS
        QUARTERLY EARNINGS PER SHARE REACH $0.51 ON SALES OF $43 MILLION
                   FULL YEAR SALES TO REACH NEW COMPANY RECORD

         BRIDGEVILLE, PA, October 20, 2005 -- Universal Stainless & Alloy Products, Inc. (Nasdaq: USAP) reported today that sales for the third quarter of 2005 rose 29% to $43.1 million compared with $33.3 million in the same period of 2004. Third quarter 2005 net income rose 20% to $3.3 million, or $0.51 per diluted share. This compares with $2.7 million, or $0.43 per diluted share, reported in the third quarter of 2004, which included other income of $565,000, or $0.06 per diluted share related to the delayed receipt of prior year import duties. Third quarter 2005 net income rose 38% from the 2004 third quarter before including the other income in that quarter.

         The Company's third quarter 2005 results were in line with its forecast of sales in the range of $40 to $45 million and exceeded the diluted EPS forecasted range of $0.45 to $0.50.

         President and CEO Mac McAninch commented: "We are very pleased with our continued progress which brought year-to-date sales to $128 million, 6% ahead of total sales for all of 2004, which was a record year for our Company. This progress has been driven by strong demand in our aerospace, power generation, petrochemical and tool steel markets. Customer acceptance of our pricing initiatives, which has been necessary in the current cost environment, has allowed us to maintain our margins. As a result, the operating income we have achieved year to date is 49% ahead of the total operating income we realized for full year 2004."

         Mr. McAninch continued: "We are progressing with our current capital investment commitments. The new vacuum arc remelt (VAR) furnace in our Bridgeville, PA facility should be operational in November."

USAP REPORTS STRONG THIRD QUARTER                                     - PAGE 2 -

SEGMENT REVIEW
--------------
         In the third quarter of 2005, the Universal Stainless & Alloy Products segment had sales of $40.0 million and operating income of $4.0 million, yielding an operating margin of 10%. This included a write-off of $363,000 mainly for the retirement of fixed assets replaced or being replaced. The operating margin is in line with the level achieved in the 2005 second quarter when sales were $37.2 million and operating income was $3.6 million. In the third quarter of 2004, sales were $31.2 million and operating income was $2.9 million, or 9% of sales.

          The 28% increase in sales compared with the 2004 third quarter reflects higher product prices, offset by lower shipments of low margin products to rerollers and lower revenues generated from conversion services. Third quarter 2005 sales were 8% higher than the prior quarter. The increase in operating income compared to both prior periods reflects the improved mix of product shipped. The Dunkirk Specialty Steel segment reported record sales of $14.0 million. Operating income was $1.8 million, resulting in an operating margin of 13%. These results compare with sales of $9.5 million and operating income of $1.2 million, or 12% of sales, in the third quarter of 2004. In the second quarter of 2005, sales were $12.4 million and operating income was $1.8 million, or 15% of sales. Dunkirk's sales, which increased 48% over the 2004 third quarter, also benefited from higher selling prices on a 9% increase in shipments. Operating income increased 51% over the third quarter of 2004 on increased shipments, improvements in pricing and the elimination of products and product lines that did not meet the Company's profitability criteria. Dunkirk's sales were 13% higher than the 2005 second quarter mainly due to higher selling prices resulting from higher material costs. Operating income was 4% lower than the prior quarter of 2005 due to the mix of products shipped.

BUSINESS OUTLOOK
----------------
The following statements are based on the Company's current expectations. These statements are forward-looking, and actual results may differ materially.

          The Company estimates that fourth quarter 2005 sales will range from $33 to $38 million and that diluted EPS will range from $0.37 to $0.42. This compares with sales of $37.0 million and diluted EPS of $0.40 in the fourth quarter of 2004, which included other income of $0.05 per diluted share from 2004 import duties and a bad debt charge equivalent to $0.03 per diluted share. The 2005 fourth quarter EPS estimate does not include any income from import duties that may be received by the Company related to the Continued Dumping and Subsidy Act of 2000 for the current year.

USAP REPORTS STRONG THIRD QUARTER                                     - PAGE 3 -

         The following factors were considered in developing these estimates:

o The Company's total backlog at September 30, 2005 approximated $106 million compared to $105 million at June 30, 2005, reflecting continued strong aerospace, power generation, petrochemical and tool steel markets. The Company noted that this continued high backlog level is mainly comprised of electro-slag and vacuum-arc remelted products scheduled for shipment beyond 2005, as customers take into account future needs and current remelt capacity constraints industry-wide.

o The Company expects that shipments to its reroller customers in the 2005 fourth quarter will continue to decline, as anticipated, due to the Company's expanded focus on supplying value-added products.

o The Company expects fourth quarter 2005 sales of special shape products to be slightly lower than normal due to the previously announced hourly employee work stoppage at its Titusville, PA facility. Salaried employees have restored partial operation of the facility, including the five vacuum-arc remelt (VAR) furnaces located there. The interrupted operation of the VAR furnaces is not expected to have a material effect on 2005 fourth quarter results.

o Sales from the Dunkirk Specialty Steel segment are expected to approximate $13 to $14 million. Additional sales are dependent upon the level of inventory management initiatives implemented by the service center industry near the end of the year.

          Mr. McAninch concluded: "We have made substantial progress this year in meeting our commitments to customers, employees and shareholders, and are committed to continuing that progress."

WEBCAST
-------
         A simultaneous Webcast of the Company's conference call discussing the third quarter of 2005 and the fourth quarter outlook, scheduled at 10:00 a.m. (Eastern) today, will be available on the Company's website at www.univstainless.com, and thereafter archived on the website. A telephone replay of the conference call will be available beginning at 12:00 noon
(Eastern) today and continuing through October 27th. It can be accessed by dialing 706-645-9291, passcode 1153927. This is a toll call.

ABOUT UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.
------------------------------------------------
         Universal Stainless & Alloy Products, Inc., headquartered in Bridgeville, Pa., manufactures and markets a broad line of semi-finished and finished specialty steels, including stainless steel, tool steel and certain other alloyed steels. The Company's products are sold to rerollers, forgers, service centers, original equipment manufacturers and wire redrawers.

FORWARD-LOOKING INFORMATION SAFE HARBOR
---------------------------------------
EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN, THE STATEMENTS IN THIS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT ARE MADE PURSUANT TO THE "SAFE HARBOR" PROVISION OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES THAT MAY CAUSE THE COMPANY'S ACTUAL RESULTS IN FUTURE PERIODS TO DIFFER MATERIALLY FROM FORECASTED RESULTS. THOSE RISKS INCLUDE, AMONG OTHERS, RISKS ASSOCIATED WITH THE RESOLUTION OF THE LABOR ISSUES AT THE TITUSVILLE, PA FACILITY, RISKS ASSOCIATED WITH THE RECEIPT, PRICING AND TIMING OF FUTURE CUSTOMER ORDERS, RISKS ASSOCIATED WITH SIGNIFICANT FLUCTUATIONS THAT MAY OCCUR IN RAW MATERIAL AND ENERGY PRICES, RISKS ASSOCIATED WITH THE MANUFACTURING PROCESS AND PRODUCTION YIELDS, RISKS RELATED TO PROPERTY, PLANT AND EQUIPMENT AND RISKS RELATED TO THE ULTIMATE OUTCOME OF THE COMPANY'S CURRENT AND FUTURE LITIGATION AND REGULATORY MATTERS. CERTAIN OF THESE RISKS AND OTHER RISKS ARE DESCRIBED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION
(SEC) OVER THE LAST 12 MONTHS, COPIES OF WHICH ARE AVAILABLE FROM THE SEC OR MAY BE OBTAINED UPON REQUEST FROM THE COMPANY.

                           - FINANCIAL TABLES FOLLOW -

                   UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.
                              FINANCIAL HIGHLIGHTS
              (Dollars in thousands, except per share information)
                                   (Unaudited)

                      CONSOLIDATED STATEMENT OF OPERATIONS



                                                For the Quarter Ended       For the Nine-Months Ended
                                                      September 30,                     September 30,
                                                  2005           2004              2005        2004
                                                  ----           ----              ----        ----
NET SALES
---------
Stainless steel                            $    35,573     $   26,529       $  103,397    $     65,586
Tool steel                                       4,805          4,277           15,181          11,185
High-strength low alloy steel                    1,506          1,160            4,270           3,085
High-temperature alloy steel                       587            473            2,323           1,795
Conversion services                                569            707            2,533           1,635
Other                                               57            151              275             344
                                                -------        -------       ----------      ----------
Total net sales                                 43,097         33,297          127,979          83,630
Cost of products sold                           35,692         27,701          106,299          71,576
Selling and administrative expenses              2,043          1,873            6,335           5,348
                                                -------        -------       ----------      ----------
Operating income                                 5,362          3,723           15,345           6,706
Interest expense                                  (223)         ( 108)            (595)           (302)
Other income                                         -            566               63             577
                                                -------        -------       ----------      ----------
Income before taxes                              5,139         4,181            14,813           6,981
Income tax provision                             1,850         1,436             5,333           2,443
                                                -------        -------       ----------      ----------
Net income                                 $     3,289    $    2,745      $      9,480     $     4,538
                                                =======        =======       ==========      ==========

Earnings per share - Basic                 $      0.52    $     0.44      $       1.49    $       0.72
                                                =======        =======       ==========      ==========
Earnings per share - Diluted               $      0.51    $     0.43      $       1.47    $       0.71
                                                =======        =======       ==========      ==========
Weighted average shares of
Common Stock outstanding
    Basic                                    6,383,464      6,305,456        6,365,947       6,300,229
    Diluted                                  6,490,056      6,400,188        6,469,953       6,363,656

------------------------------------------------------------------------------------------------------------------------------------
                           MARKET SEGMENT INFORMATION

                                                For the Quarter Ended       For the Nine-Months Ended
                                                      September 30,                 September 30,
                                                  2005           2004             2005         2004
                                                  ----           ----             ----         ----
NET SALES
---------
Service centers                            $    18,039     $   13,443       $   53,396      $    35,616
Rerollers                                        9,762          9,208           33,040           21,465
Forgers                                          8,572          6,232           22,742           15,181
Original equipment manufacturers                 3,149          2,263            8,070            6,101
Wire redrawers                                   2,949          1,307            7,934            3,346
Conversion services                                568            707            2,533            1,635
Other                                               58            137              264              286
                                                -------        -------       ----------        ---------
Total net sales                            $    43,097     $   33,297       $  127,979       $   83,630
                                                =======        =======       ==========        =========

Tons shipped                                    11,952         13,470           40,565           34,667
                                                =======        =======       ==========        =========



                            BUSINESS SEGMENT RESULTS

UNIVERSAL STAINLESS & ALLOY PRODUCTS SEGMENT


                                                For the Quarter Ended       For the Nine-Months Ended
                                                       September 30,                September 30,
                                                  2005           2004              2005          2004
                                                  ----           ----              ----          ----
NET SALES
---------
Stainless steel                            $    23,551     $   18,373       $   68,864      $     45,469
Tool steel                                       4,569          4,155           14,723            10,902
High-strength low alloy steel                      574            575            1,887             1,387
High-temperature alloy steel                       507            451            2,235             1,526
Conversion services                                466            632            2,122             1,356
Other                                               57            146              217               298
                                                -------        -------       ----------        ----------
                                                29,724         24,332           90,048            60,938
Intersegment                                    10,248          6,867           25,506            14,588
                                                -------        -------       ----------        ----------
Total net sales                                 39,972         31,199          115,554            75,526
Material cost of sales                          20,876         14,999           59,156            33,923
Operation cost of sales                         13,651         11,990           41,734            32,733
Selling and administrative expenses              1,428          1,310            4,324             3,672
                                                -------        -------       ----------        ----------
Operating income                           $     4,017    $     2,900      $    10,340      $      5,198
                                                =======        =======       ==========        ==========


DUNKIRK SPECIALTY STEEL SEGMENT

                                                For the Quarter Ended       For the Nine-Months Ended
                                                        September 30,                September 30,
                                                  2005           2004              2005          2004
                                                  ----           ----              ----          ----
NET SALES
---------
Stainless steel                            $    12,022     $     8,156      $    34,533      $     20,117
Tool steel                                         236             122              458               283
High-strength low alloy steel                      932             585            2,383             1,698
High-temperature alloy steel                        80              22               88               269
Conversion services                                103              75              411               279
Other                                                -               5               58                46
                                                -------        --------       ----------        ----------
                                                13,373           8,965           37,931            22,692
Intersegment                                       617             519            2,098             1,572
                                                -------        --------       ----------        ----------
Total net sales                                 13,990           9,484           40,029            24,264
Material cost of sales                           8,190           4,716           21,746            12,095
Operation cost of sales                          3,428           3,042           10,817             8,645
Selling and administrative expenses                615             563            2,011             1,676
                                                -------        --------       ----------        ----------
Operating income                           $     1,757    $      1,163      $     5,455     $       1,848
                                                =======        ========       ==========        ==========





                           CONSOLIDATED BALANCE SHEET


                                                        September 30,         December 31,
                                                                2005                 2004
                                                                ----                 ----
ASSETS
------
Cash                                                  $          1,520    $             241
Accounts receivable, net                                        29,092               24,562
Inventory                                                       51,207               38,318
Other current assets                                             2,374                3,418
                                                           ------------       --------------
Total current assets                                            84,193               66,539
Property, plant & equipment, net                                42,960               40,716
Other assets                                                       618                  585
                                                           ------------       --------------
Total assets                                          $        127,771      $       107,840
                                                           ============       ==============
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Accounts payable                                      $         11,634     $         11,666
Bank overdrafts                                                  2,886                2,638
Accrued employment costs                                         3,296                1,830
Current portion of long-term debt                                1,555                2,044
Other current liabilities                                        1,411                  442
                                                           ------------       --------------

Total current liabilities                                       20,782               18,620
Bank revolver                                                    8,438                8,635
Long-term debt                                                  11,339                3,555
Deferred taxes                                                  10,068               10,093
                                                           ------------       --------------
Total liabilities                                               50,627               40,903
Stockholders' equity                                            77,144               66,937
                                                           ------------       --------------
Total liabilities and stockholders' equity            $        127,771      $       107,840
                                                           ============       ==============


                    CONSOLIDATED STATEMENT OF CASH FLOW DATA
                     For the Nine-Months Ended September 30,


                                                                   2005               2004
                                                                   ----               ----
Cash flows from operating activities:
  Net income                                          $            9,480    $          4,538
  Adjustments to reconcile to net cash
    used in operating activities:
      Depreciation and amortization                                2,301               2,336
      Loss on retirement of fixed assets                             705                   -
      Deferred taxes                                                 193                 480
      Tax benefit from exercise of stock options                     173                   8
  Changes in assets and liabilities:
      Accounts receivable, net                                    (4,530)             (9,939)
      Inventory                                                  (12,889)            (11,527)
      Trade accounts payable                                         (32)              4,995
      Accrued employment costs                                     1,466               1,985
      Other, net                                                   1,793               1,958
                                                             ------------       -------------
Cash flow used in operating activities                            (1,340)             (5,166)
                                                             ------------       -------------
Cash flow from investing activities:
  Capital expenditures                                            (5,233)             (2,377)
                                                             ------------       -------------
Cash flow used in investing activities                            (5,233)             (2,377)
                                                             ------------       -------------
Cash flows from financing activities:
  Deferred financing costs                                           (48)                  -
  Net borrowings under revolving line of credit                     (197)              4,597
  Proceeds from long-term debt                                     8,050                   -
  Repayments of long-term debt                                      (755)             (1,462)
  Net change in bank overdrafts                                      248                 126
  Proceeds from issuance of common stock                             554                  96
                                                             ------------       -------------
Cash flow provided by financing activities                                7,852               3,357
                                                             ------------       -------------
    Net cash flow                                     $            1,279    $         (4,186)
                                                             ============       =============


